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                                                                    EXHIBIT 21.1
                          Subsidiaries of the Company

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                                    STATE OF                   NAME UNDER WHICH
SUBSIDIARY                          INCORPORATION              BUSINESS IS DONE
----------                          -------------              ----------------
Old Republic Entertainment, Inc.....California.............    Video Tyme, Movie Magic,
 ...........................................................    Adventures in Video,
 ...........................................................    Video Unlimited
Sulpizio One, Inc...................California.............    Video City
Video Tyme, Inc.....................Nevada.................    Video Tyme
Videoland, Inc......................Oregon.................    Videoland
Video Galaxy, Inc...................Delaware...............    Video Galaxy
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